UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2010

Preformed Line Products Company
 (Exact name of registrant as specified in its charter)

Ohio	0-31164	34-0676895
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio	44143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 461-5200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM.5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 26, 2010, Preformed Line Products Company (the “Company”) held its annual meeting of shareholders at its principal executive offices in Mayfield Village, Ohio. At the meeting, the shareholders voted to re-elect certain persons to the Board of Directors for a term expiring at the 2012 annual meeting of the shareholders. The individuals listed below were elected to the Company’s Board of Directors, each to hold office until the designated annual meeting or until his successor is elected and qualified, or until his earlier resignation. The table below indicates the votes for, votes withheld, as well as the abstentions and broker non-votes for the election of the four director nominees.

	Term Expiring	Votes For	Votes Withheld	Abstention	Broker Non-votes
Glenn E. Corlett	2012	3,876,011	184,119	0	0
Michael E. Gibbons	2012	3,847,624	212,506	0	0
R. Steven Kestner	2012	3,484,591	575,539	0	0
Randall M. Ruhlman	2012	3,506,875	553,255	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY

/s/ Caroline S. Vaccariello
Caroline A. Saylor, General Counsel &
Corporate Secretary

DATED: April 29, 2010